E

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2011 (May 26, 2011)

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as Amendment No. 1 to the Form 8-K dated May 26, 2011 previously filed by Senomyx, Inc. The sole purpose of this Amendment No. 1 is to disclose the company’s decision regarding how frequently it will conduct non-binding advisory votes on the compensation paid to its named executive officers. No other changes are being made to the Form 8-K dated May 26, 2011.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Senomyx, Inc. 2011 Annual Meeting of Stockholders held on May 26, 2011, stockholders voted on, among other matters, a proposal on the frequency of future stockholder advisory votes regarding compensation awarded to named executive officers. As previously reported by the company, the frequency of once every three years received the highest number of votes cast. This vote was consistent with the recommendation of the company’s Board of Directors. Based on these results and other factors, the company’s Board of Directors has determined that the company will conduct future stockholder advisory votes regarding compensation awarded to its named executive officers once every three years until the next required non-binding advisory vote on the frequency of such future non-binding advisory vote.

The information reported under Item 5.07 of the May 26, 2011 Form 8-K is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ DAVID B. BERGER
David B. Berger
Vice President, General Counsel
and Corporate Secretary

Date: July 21, 2011